                                                                    EXHIBIT 99.1
                         [LOGO of Mellon APPEARS HERE]

                                                       News Release

Contact:   MEDIA:                 ANALYSTS:
           -----                  -----------------
           Stephen K. Dishart     Donald J. MacLeod    Corporate Affairs
           (412) 234-0850         (412) 234-5601       One Mellon Bank Center
           Glenn R. Boyet         David T. Lamar       Pittsburgh, PA 15258-0001
           (412) 236-0082         (412) 234-4633

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

               MELLON REPORTS RECORD SECOND QUARTER 1999 RESULTS
               -------------------------------------------------

 .    Quarterly Operating Earnings Per Share at 45 Cents, Up 13 Percent Over Last
     Year

 .    Return on Common Equity is 21.4 Percent and Return on Assets is 1.90
     Percent, Excluding a Net Gain from Divestitures and Nonrecurring Expenses

 .    Quarterly Tangible Operating Earnings Per Share at 50 Cents, Up 11 Percent
     Over Last Year

 .    Return on Tangible Common Equity is 41.1 Percent and Return on Tangible
     Assets is 2.23 Percent

 .    Declares Regular Quarterly Common Stock Dividend

Financial Highlights                                                Quarter ended             Six months ended
                                                    ----------------------------------    --------------------
(dollar amounts in millions,                        June 30,     March 31,    June 30,    June 30,   June 30,
except per share amounts)                              1999          1999        1998        1999       1998
-------------------------------------------------------------------------------------------------------------
Operating results (a):
Diluted earnings per common share (b)                $  .45        $ .43       $ .40      $ .88        $ .79
Net income applicable to common stock                $  236        $ 231       $ 215      $ 467        $ 421
Return on common equity (annualized)                   21.4%        20.9%       20.8%      21.2%        21.2%
Return on assets (annualized)                          1.90%        1.84%       1.79%      1.87%        1.84%

Tangible operating results (a):
Diluted earnings per common share (b)                $  .50        $ .49       $ .45      $ .99        $ .89
Net income applicable to common stock                $  266        $ 260       $ 243      $ 526        $ 474
Return on common equity (annualized)                   41.1%        40.4%       44.1%      40.8%        41.3%
Return on assets (annualized)                          2.23%        2.16%       2.12%      2.19%        2.14%

Reported results:
Diluted earnings per common share (b)                $  .45        $ .48       $ .40      $ .93        $ .79
Net income applicable to common stock                $  238        $ 254       $ 215      $ 492        $ 421
Return on common equity (annualized)                   21.6%        23.1%       20.8%      22.3%        21.2%
Return on assets (annualized)                          1.92%        2.03%       1.79%      1.97%        1.84%

Fee revenue as a percentage of net interest
  and fee revenue (FTE)                                  69%          68%         66%        68%          66%
Efficiency ratio excluding amortization of
 intangibles                                             62%          62%         63%        62%          63%
-------------------------------------------------------------------------------------------------------------

(a) Operating and tangible operating results for the second quarter of 1999 exclude a $38 million after-tax net gain from divestitures and $36 million of nonrecurring expenses after taxes. The first quarter of 1999 excludes a $49 million after-tax net gain from divestitures and a $26 million after-tax charge for the cumulative effect of a change in accounting principle. Tangible results exclude the after-tax impact of the amortization of goodwill and other intangibles from purchase acquisitions.

(b) Earnings per common share have been restated to reflect the two-for-one common stock split distributed on May 17, 1999.

                                  ---more---

                         [LOGO OF Mellon APPEARS HERE]

[LOGO OF Dreyfus APPEARS HERE]                    [LOGO OF THE BOSTON COMPANY
                                                        APPEARS HERE]


  The Dreyfus Corporation and The Boston Company are companies of Mellon Bank
                                 Corporation.

Mellon Reports Earnings
July 20, 1999
Page 2


PITTSBURGH, July 20, 1999--Mellon Bank Corporation (NYSE: MEL) today reported record second quarter 1999 diluted operating earnings per common share of 45 cents, an increase of 13 percent compared with 40 cents per common share in the second quarter of 1998. Operating net income applicable to common stock totaled $236 million in the second quarter of 1999, an increase of 10 percent compared with $215 million in the second quarter of 1998. In the first quarter of 1999, diluted operating earnings per common share totaled 43 cents and operating net income applicable to common stock was $231 million. Earnings per common share amounts have been restated to reflect the two-for-one common stock split distributed on May 17, 1999.

"We are pleased that our strong second quarter earnings show that we are already benefiting from the sharpening of our strategic focus on our high-growth, high-return businesses," said Martin G. McGuinn, Mellon chairman and chief executive officer. "We also made two significant announcements in the second quarter:
ShareSuccess, our broad-based employee stock ownership program which directly links employee and shareholder interests, and that our mission-critical systems are ready for the year 2000."

The Corporation also declared a regular quarterly common dividend of 20 cents per share on a post-split basis. This cash dividend is payable on Aug. 16, 1999, to shareholders of record at the close of business on July 30, 1999.

Fee revenue for the second quarter of 1999 was impacted by the March 1999 sale of the credit card business. Excluding credit card revenue from the prior periods, fee revenue, which totaled $787 million in the second quarter of 1999, increased $98 million compared with the second quarter of 1998 and $16 million compared with the first quarter of 1999. Excluding the impact on fee revenue from the sale of the credit card business and the October 1998 acquisition of Newton Management Limited, fee revenue increased 10 percent in the second quarter of 1999 compared with the second quarter of 1998. This increase was led by higher investment management revenue, up 11 percent over the prior-year period excluding the Newton acquisition. The $16 million, or 8 percent annualized, increase excluding credit card revenue, compared with the first quarter of 1999, primarily resulted from higher trust and investment management revenue.

Net interest revenue on a fully taxable equivalent basis for the second quarter of 1999 was $363 million, down $11 million compared with $374 million in the prior-year period and down $8 million from $371 million in the first quarter of 1999. These decreases resulted from the sale of the credit card business. Excluding the net interest revenue generated by the credit card business in the prior periods, net interest revenue increased $4 million compared with the second quarter of 1998 and $7 million compared with the first quarter of 1999, reflecting a higher level of interest free funds.

                                  ---more---

Mellon Reports Earnings
July 20, 1999
Page 3


Operating expense before trust-preferred securities expense and net revenue from acquired property for the second quarter of 1999 was $809 million, up $88 million from $721 million in the second quarter of 1998 and up $49 million from $760 million in the first quarter of 1999. These increases primarily resulted from $56 million of nonrecurring expenses recorded in the second quarter of 1999 as well as the impact of acquisitions and business growth. In the second quarter of 1999, the Corporation recorded a $30 million charitable contribution expense for a contribution to the Mellon Bank Foundation, as well as $26 million of expenses primarily related to replacing obsolete equipment and closing facilities as part of Mellon's Third Century strategic initiatives. Excluding the effect of the nonrecurring expenses, acquisitions and the credit card divestiture, operating expense before trust-preferred securities expense and net revenue from acquired property increased 2 percent compared with the second quarter of 1998 and 1 percent compared with the first quarter of 1999.

Credit quality expense was $5 million in the second quarter of 1999 compared with $13 million in the second quarter of 1998 and $15 million in the first quarter of 1999. The lower expense in the second quarter of 1999 compared with the prior periods primarily resulted from a lower provision for credit losses due to the sale of the credit card business, as well as higher net revenue from acquired property. Nonperforming assets totaled $142 million at June 30, 1999, compared with $161 million at March 31, 1999, and $170 million at June 30, 1998. The ratio of nonperforming assets to total loans and net acquired property was
 .46 percent at June 30, 1999, compared with .53 percent at March 31, 1999, and .55 percent at June 30, 1998.

A broad-based financial services company with a bank at its core, Mellon Bank Corporation ranks among the nation's largest financial services companies in market capitalization. With approximately $2.4 trillion in assets under management, administration or custody, including approximately $415 billion under management, Mellon provides a full range of banking, investment and trust products and services to individuals and small, midsize and large businesses and institutions. Its mutual fund companies, The Dreyfus Corporation and Founders Asset Management in the United States, and Newton Management Limited in the United Kingdom, place Mellon as one of the world's leading managers of mutual funds. Mellon also is a global leader in benefits consulting through its Buck Consultants, Inc. subsidiary in New York. Headquartered in Pittsburgh, Mellon's principal subsidiary is Mellon Bank, N.A.

We invite you to hear taped comments from Steven G. Elliott, Mellon senior vice chairman and chief financial officer, regarding the Corporation's second quarter 1999 earnings by calling (412) 236-5385 beginning at approximately 1 p.m. EDT or 30 minutes after this press release is available on the newswire on Tuesday, July 20, 1999, through 5 p.m. EDT on Tuesday, July 27, 1999. Press releases and other information about Mellon Bank Corporation and its products and services are available at www.mellon.com on the Internet. For Mellon press releases by fax, call 1 800 758-5804, identification number 552187.

                                     # # #

Mellon Reports Earnings
July 20, 1999
Page 4


Noninterest Revenue
-------------------


                                        Quarter ended             Six months ended
                                ----------------------------     ------------------
                                June 30,  March 31,   June 30,   June 30,   June 30,
(dollar amounts in millions)        1999       1999       1998       1999       1998
------------------------------------------------------------------------------------
Trust and investment fee
revenue:
  Investment management:
    Mutual fund                   $  149     $  144     $  120     $  293     $  220
    Private asset                     73         71         54        144        106
    Institutional asset               62         63         53        125        103
------------------------------------------------------------------------------------
      Total investment
       management revenue            284        278        227        562        429
  Administration and custody:
    Institutional trust              104        100         98        204        193
    Mutual fund                       38         34         34         72         67
    Private asset                      5          5          5         10          9
------------------------------------------------------------------------------------
      Total administration and
       custody revenue               147        139        137        286        269
  Benefits consulting                 61         56         54        117        106
  Brokerage fees                      16         15         11         31         21
------------------------------------------------------------------------------------
Total trust and investment
 fee revenue                         508        488        429        996        825
Cash management and deposit
 transaction charges                  70         66         65        136        126
Mortgage servicing fees               51         52         53        103        108
Foreign currency and securities
 trading revenue                      45         43         38         88         79
Credit card fees                       -         18         23         18         47
Other                                113        122        104        235        225
------------------------------------------------------------------------------------
    Total fee revenue                787        789        712      1,576      1,410
Net gain from divestitures            59         83          -        142          -
Gains on sales of securities           -          -          1          -          1
------------------------------------------------------------------------------------
    Total noninterest revenue     $  846     $  872     $  713     $1,718     $1,411
------------------------------------------------------------------------------------

Fee revenue as a percentage
 of net interest and fee
 revenue (FTE)                        69%        68%        66%        68%        66%
Trust and investment fee revenue
 as a percentage of net interest
 and fee revenue (FTE)                44%        42%        39%        43%        38%
------------------------------------------------------------------------------------

                                2nd Qtr. 1999       2nd Qtr. 1999       Six Mo. 1999
                                    over                over                over
                                2nd Qtr. 1998       1st Qtr. 1999       Six Mo. 1998
------------------------------------------------------------------------------------
Fee revenue growth (a)               10%                 8% (b)              11%
------------------------------------------------------------------------------------

(a) Excluding credit card fees, the effect of acquisitions and fees from the electronic filing of income tax returns.
(b)  Presented on an annualized basis.

Mellon Reports Earnings
July 20, 1999
Page 5


Fee revenue

Fee revenue increased $75 million, or 11%, in the second quarter of 1999 compared with the second quarter of 1998. Fee revenue in the second quarter of 1999 was impacted by the March 1999 sale of the credit card business and the October 1998 acquisition of Newton Management Limited (Newton). Excluding credit card fees from the second quarter of 1998 and fee revenue resulting from the Newton acquisition, fee revenue increased 10% compared with the prior-year period, primarily due to higher investment management revenue.

Trust and investment fee revenue increased $79 million, or 19%, compared with the second quarter of 1998. This increase reflects net new business, higher transaction volumes and an increase in the market value of assets under management, as well as revenue resulting from the Newton acquisition. Excluding the revenue from this acquisition, trust and investment fee revenue increased 12% compared with the second quarter of 1998.

The $57 million increase in investment management revenue in the second quarter of 1999 compared with the prior-year period resulted from a $29 million, or 25%, increase in mutual fund management revenue, a $19 million, or 34%, increase in private asset management revenue and a $9 million, or 18%, increase in institutional asset management revenue. These increases resulted from the Newton acquisition, net new business and an increase in the market value of assets under management.

The average net assets of proprietary funds managed at Dreyfus/Founders/
Newton in the second quarter of 1999 were $126 billion, up $17 billion from $109 billion in the second quarter of 1998 and up $1 billion from $125 billion in the first quarter of 1999. The increase from the prior-year period primarily resulted from increases in average net assets of equity funds and institutional taxable money market funds. Proprietary equity funds averaged $44 billion in the second quarter of 1999, compared with $33 billion in the second quarter of 1998 and $42 billion in the first quarter of 1999.

Administration and custody fee revenue increased $10 million, or 7%, in the second quarter of 1999 compared with the second quarter of 1998. This increase resulted from a $6 million, or 7%, increase in institutional trust and custody revenue, primarily the result of net new business and higher transaction volumes, and a $4 million, or 8%, increase in mutual fund administration revenue. The growth within institutional trust and custody revenue was tempered by the contribution of clients to the Russell/Mellon Analytical Services Inc. joint venture. The results of this joint venture are accounted for under the equity method of accounting which reports the results of the joint venture on a net basis, rather than reporting the revenues and expenses separately. Including the institutional trust and custody gross revenue generated by the Corporation's joint ventures that provide institutional trust and custody services, institutional trust and custody revenue increased $23 million, or 22%, compared with the second quarter of 1998 and $5 million, or 4%, compared with the first quarter of 1999. Mutual fund administration and custody fees are expected to be adversely impacted

Mellon Reports Earnings
July 20, 1999
Page 6


beginning in the second quarter of 2000 as a long-term contract with a third party expires in May 2000. Fees from this contract totaled approximately $22 million in the second quarter of 1999.

Benefits consulting fees increased $7 million, or 14%, in the second quarter of 1999 compared with the prior-year period, and increased $5 million, or 11%, compared with the first quarter of 1999, primarily resulting from new business and increased project activity with existing clients. The $5 million, or 38%, increase in brokerage fees in the second quarter of 1999 compared to the prior-year period primarily resulted from higher trading volumes. Dreyfus Brokerage Services, Inc. averaged approximately 9,800 trades per day in the second quarter of 1999, compared with approximately 9,600 trades per day in the first quarter of 1999 and 5,900 trades per day in the second quarter of 1998.

The $5 million, or 7%, increase in cash management fees and deposit transaction charges in the second quarter of 1999, compared with the prior-year period, primarily resulted from higher volumes.

Mortgage servicing fees decreased $2 million, or 4%, in the second quarter of 1999 compared with the second quarter of 1998. This decrease primarily resulted from a lower principal balance of mortgages serviced.

Foreign currency and securities trading revenue increased $7 million, or 19%, in the second quarter of 1999 compared with the prior-year period. This increase was primarily related to growth in the number of foreign exchange customers and related volumes.

The absence of credit card fees in the second quarter of 1999 resulted from the divestiture of the credit card business.

Other fee revenue increased $9 million, or 8%, in the second quarter of 1999, compared with the prior-year period. This increase primarily resulted from increased revenue from many fee-based services. Other fee revenue includes the fee revenue generated by the network services transaction processing unit that was sold on June 30, 1999. This business generated $14 million and $27 million of fee revenue, respectively, in the second quarter and first six months of 1999.

As discussed previously, the Corporation has entered into several joint ventures, including shareholder services and global custody joint ventures. The Corporation's joint ventures generated approximately $115 million of gross fee revenue in the second quarter of 1999, compared with approximately $100 million in the first quarter of 1999 and approximately $70 million in the second quarter of 1998. The net results of the Corporation's interest in these ventures are primarily recorded as other fee revenue in addition to trust and investment revenue, as previously discussed.

Fee revenue, excluding credit card revenue, increased $16 million, or 2%, or at an annualized rate of 8%, compared with the first quarter of 1999. This increase resulted from growth in trust and investment fee revenue. Compared with the first quarter of 1999, trust and investment fee revenue increased 4%, or at an annualized rate of 17%.

Mellon Reports Earnings
July 20, 1999
Page 7


Fee revenue totaled $1.576 billion in the first six months of 1999, a $166 million increase compared with $1.410 billion in the first six months of 1998. This increase primarily resulted from the same factors responsible for the second quarter of 1999 increase as compared to the second quarter of 1998 as well as fee revenue resulting from the acquisition of Founders Asset Management, LLC in April of 1998. This increase was partially offset by the elimination of fees from the electronic filing of income tax returns, a service which was discontinued at the end of 1998. Excluding credit card fees, fee revenue resulting from acquisitions and fees from the electronic filing of income tax returns in the first six months of 1998, fee revenue increased 11% compared with the first six months of 1998.

Net gain from divestitures

In January 1999, the Corporation announced its intentions to sell its credit card business, mortgage businesses and network services transaction processing unit. In the second quarter of 1999, the Corporation recorded a $59 million pre-tax net gain from completed and pending divestitures. The after-tax gain from these transactions totaled $38 million, or $.07 per common share. The net gain primarily resulted from a gain on the sale of the network services transaction processing unit, which was completed on June 30, 1999, partially offset by an adjustment to the write-down that was recorded in the first quarter of 1999 to reflect the currently estimated sales proceeds to be received for the residential mortgage business. Including the $83 million pre-tax net gain from the first quarter of 1999, the pre-tax net gain from completed and pending divestitures totaled $142 million for the first half of 1999. The commercial mortgage transaction, which is closing on a portfolio-by-portfolio basis, is expected to be completed during the third quarter of 1999. The Corporation currently expects to complete the sale of the residential mortgage business by the end of the third quarter of 1999.


Net Interest Revenue
--------------------

                                        Quarter ended             Six months ended
                               ------------------------------    ------------------
                               June 30,   March 31,   June 30,   June 30,   June 30,
(dollar amounts in millions)       1999        1999       1998       1999       1998
------------------------------------------------------------------------------------
Net interest revenue (FTE)         $363        $371       $374       $734       $741
Net interest margin (FTE)          3.74%       3.78%      3.97%      3.76%      4.02%

Average securities              $ 6,652     $ 6,767    $ 5,596    $ 6,709    $ 5,450
Average loans                   $30,504     $31,467    $30,302    $30,983    $29,848
Average interest-earning
assets                          $39,015     $39,811    $37,734    $39,410    $37,192
------------------------------------------------------------------------------------

Net interest revenue on a fully taxable equivalent basis in the second quarter of 1999 decreased $11 million compared with the second quarter of 1998 and $8 million compared with the first quarter of 1999. These decreases resulted from the sale of the credit card business. Excluding the net interest revenue generated by the credit card business in the prior periods, net interest revenue increased $4 million compared with

Mellon Reports Earnings
July 20, 1999
Page 8


the second quarter of 1998 and $7 million compared with the first quarter of 1999, reflecting a higher level of interest free funds.

Net interest revenue decreased $7 million in the first six months of 1999 compared with the prior-year period. This decrease resulted from the sale of the credit card business, partially offset by a higher level of interest-free funds. Excluding the net interest revenue generated by the credit card business in the first quarter of 1999 and first half of 1998, net interest revenue increased $6 million compared with the first six months of 1998.


Operating Expense
-----------------

                                       Quarter ended              Six months ended
                               ------------------------------    ------------------
                               June 30,   March 31,   June 30,   June 30,   June 30,
(dollar amounts in millions)       1999        1999       1998       1999       1998
------------------------------------------------------------------------------------
Staff expense                    $  397      $  391     $  355     $  788     $  712
Professional, legal and other
 purchased services                  73          71         67        144        128
Net occupancy expense                64          61         59        125        115
Equipment expense                    63          41         41        104         80
Amortization of mortgage
 servicing assets and purchased
 credit card relationships           37          42         44         79         89
Amortization of goodwill and
 other intangible assets             37          37         35         74         65
Other expense                       138         117        120        255        229
------------------------------------------------------------------------------------
   Operating expense before
    trust-preferred securities
    expense and net revenue
    from acquired property          809         760        721      1,569      1,418
Trust-preferred securities
expense                              19          20         19         39         39
Net revenue from acquired
 property                            (5)          -         (2)        (5)        (3)
------------------------------------------------------------------------------------
   Total operating expense       $  823      $  780     $  738     $1,603     $1,454
------------------------------------------------------------------------------------

Average full-time
 equivalent staff                28,700      29,100     28,600     28,900     28,200
------------------------------------------------------------------------------------

Efficiency ratio (a)                 65%         65%        66%        65%        66%
Efficiency ratio excluding
 amortization of goodwill
 and other intangible assets         62%         62%        63%        62%        63%
------------------------------------------------------------------------------------

                                2nd Qtr. 1999       2nd Qtr. 1999       Six Mo. 1999
                                    over                over               over
                                2nd Qtr. 1998       1st Qtr. 1999       Six Mo. 1998
------------------------------------------------------------------------------------

Operating expense growth (b)          2%                 3% (c)               3%
------------------------------------------------------------------------------------

(a) Operating expense before trust-preferred securities expense, net revenue from acquired property and second quarter 1999 nonrecurring expenses, as a percentage of revenue, computed on a taxable equivalent basis, excluding the net gain on divestitures and the sale of securities.
(b) Operating expense before trust-preferred securities expense and net revenue from acquired property excluding nonrecurring expenses and the effect of acquisitions and the credit card divestiture.
(c)  Presented on an annualized basis.

Mellon Reports Earnings
July 20, 1999
Page 9


Operating expense before trust-preferred securities expense and net revenue from acquired property was $809 million in the second quarter of 1999, including $56 million of nonrecurring expenses. In the second quarter of 1999, the Corporation recorded a $30 million charitable contribution expense for a contribution to the Mellon Bank Foundation. This expense was classified as other expense. In addition, the Corporation recorded $26 million of expenses in connection with replacing obsolete computer equipment and closing facilities as part of Mellon's Third Century initiatives, a strategic planning process designed to drive long-term growth in the Corporation while continuing to produce high returns on capital. The Third Century expenses were recorded as $21 million of equipment expense and $5 million of net occupancy expense. Excluding these expenses, the effect of acquisitions and expenses related to the credit card business, operating expense before trust-preferred securities expense and net revenue from acquired property increased 2% compared with the second quarter of 1998 and increased 1% compared with the first quarter of 1999.

Operating expense before trust-preferred securities expense and net revenue from acquired property increased $151 million in the first six months of 1999 compared with the prior-year period. This increase resulted from the same factors responsible for the second quarter of 1999 increase as compared with the second quarter of 1998. Excluding the effect of the nonrecurring expenses, acquisitions and expenses related to the credit card business, operating expense before trust-preferred securities expense and net revenue from acquired property increased 3% compared with the prior-year period.


Income Taxes
------------
The Corporation's effective tax rate for the second quarter of 1999 was 36.4% compared with 35.3% for the second quarter of 1998. Excluding the effect of divestitures and nonrecurring expenses, the effective tax rate was 36.5% for the second quarter of 1999. It is currently anticipated that the effective tax rate, excluding the effect of divestitures and nonrecurring expenses, will remain at approximately 36.5% for the remainder of 1999.

Mellon Reports Earnings
July 20, 1999
Page 10


Credit Quality Expense, Net Credit Losses and Reserve for Credit Losses
-----------------------------------------------------------------------

                                      Quarter ended              Six months ended
                              ------------------------------   --------------------
                              June 30,   March 31,   June 30,   June 30,   June 30,
(dollar amounts in millions)      1999        1999       1998       1999       1998
-----------------------------------------------------------------------------------
Provision for credit losses      $  10       $  15      $  15      $  25      $  30
Net revenue from acquired
 property                           (5)          -         (2)        (5)        (3)
-----------------------------------------------------------------------------------
   Credit quality expense        $   5       $  15      $  13      $  20      $  27
-----------------------------------------------------------------------------------

Net credit (losses) recoveries:
  Credit card                    $   -       $ (10)     $ (10)     $ (10)     $ (19)
  Other consumer credit             (4)         (4)        (1)        (8)        (4)
  Commercial real estate             -           -          -          -         (4)
  Commercial and financial          (7)         (3)        (2)       (10)        (4)
-----------------------------------------------------------------------------------
Total net credit losses          $ (11)      $ (17)     $ (13)     $ (28)     $ (31)
-----------------------------------------------------------------------------------

Annualized net credit losses
 to average loans                  .13%        .22%       .17%       .18%       .21%
-----------------------------------------------------------------------------------

Reserve for credit losses at
 end of period                    $409        $410       $498
Reserve as a percentage of
 total loans                      1.34%       1.34%      1.62%
--------------------------------------------------------------

Credit quality expense and total net credit losses for the second quarter of 1999 were lower compared with both the second quarter of 1998 and the first quarter of 1999. The reduction resulted from the sale of the credit card business as well as higher net revenue from acquired property.

The $89 million decrease in the reserve for credit losses at June 30, 1999, compared with June 30, 1998, also was due to the sale of the credit card business in March 1999. In conjunction with this sale, $84 million that had been associated with the credit card portfolio was removed from the reserve for credit losses.

Mellon Reports Earnings
July 20, 1999
Page 11

Nonperforming Assets
--------------------

                                    June 30,    March 31,     Dec. 31,     June 30,
(dollar amounts in millions)            1999         1999         1998         1998
------------------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                     $ 43         $ 44         $ 44         $ 55
  Commercial real estate                   6            6            6           18
  Other domestic                          72           77           53           34
------------------------------------------------------------------------------------
     Total nonperforming loans           121          127          103          107
Acquired property:
  Real estate acquired                    24           37           40           69
  Reserve for real estate acquired        (4)          (5)          (5)          (9)
-----------------------------------------------------------------------------------
     Net real estate acquired             20           32           35           60
  Other assets acquired                    1            2            2            3
------------------------------------------------------------------------------------
     Total acquired property              21           34           37           63
------------------------------------------------------------------------------------
     Total nonperforming assets         $142         $161         $140         $170
------------------------------------------------------------------------------------

Nonperforming loans as a
 percentage of total loans               .40%         .41%         .32%         .35%
Nonperforming assets as a
 percentage of total loans and
 net acquired property                   .46%         .53%         .44%         .55%
------------------------------------------------------------------------------------

Nonperforming assets decreased $19 million compared with March 31, 1999, and $28 million compared with June 30, 1998. These decreases primarily resulted from sales of acquired property.

Mellon Reports Earnings
July 20, 1999
Page 12

Selected Capital Data
---------------------

(dollar amounts in millions,         June 30,    March 31,     Dec. 31,     June 30,
 except per share amounts)               1999         1999         1998         1998
------------------------------------------------------------------------------------
Total shareholders' equity           $ 4,303     $ 4,502       $ 4,521      $ 4,234
Total shareholders' equity
 to assets ratio                        8.77%       9.12%         8.90%        8.92%

Tangible shareholders' equity (a)    $ 2,498     $ 2,659       $ 2,641      $ 2,378
Tangible shareholders' equity to
 assets ratio (b)                       5.29%       5.60%         5.41%        5.22%

Tier I capital ratio                     6.9(c)     6.89          6.53         6.51
Total (Tier I plus Tier II)
 capital ratio                          11.2(c)    11.22         10.80        10.83
Leverage capital ratio                   6.7(c)     6.60          6.73         6.65

Book value per common share (d)      $  8.37     $  8.64       $  8.63      $  8.12
Tangible book value per common
 share (d)                           $  4.86     $  5.11       $  5.04      $  4.56

Closing common stock price (d)       $ 36.38     $ 35.19       $ 34.38      $ 34.84
Market capitalization                $18,704     $18,335       $18,007      $18,168
Common shares outstanding (000)(d)   514,211     521,064       523,846      521,416
------------------------------------------------------------------------------------

(a) Includes $64 million, $62 million, $60 million and $- million, respectively, of minority interest, primarily related to Newton. In addition, includes $368 million, $371 million, $373 million and $300 million, respectively, of tax benefits related to tax deductible goodwill and other intangibles.
(b) Shareholders' equity plus minority interest less goodwill and other intangibles recorded in connection with purchase acquisitions divided by total assets less goodwill and other intangibles. Beginning December 31, 1998, the amount of goodwill and other intangibles subtracted from shareholders' equity and total assets is net of any tax benefit. Prior period amounts and ratios were restated.
(c)    Estimated.
(d) Prior period amounts have been restated to reflect the two-for-one common stock split distributed on May 17, 1999.


On April 20, 1999, the Corporation announced a two-for-one split of its common stock. The additional shares resulting from the split were distributed on May 17, 1999, to shareholders of record at the close of business on May 3, 1999.

The increase in shareholders' equity at June 30, 1999, compared with June 30, 1998, primarily reflects earnings retention partially offset by common stock repurchases. The decrease in shareholders' equity compared with March 31, 1999, resulted from common stock repurchases partially offset by earnings retention. During the second quarter of 1999, 8 million shares of common stock were repurchased, bringing year-to-date repurchases to 13.4 million shares and leaving 6.6 million shares available for repurchase as authorized by the board of directors in January 1999.

Mellon Reports Earnings
July 20, 1999
Page 13

                                 SUMMARY DATA
                            Mellon Bank Corporation

                                        Quarter ended           Six months ended
(dollar amounts in millions,               June 30,                  June 30,
 except per share amounts;           ------------------------  -----------------------
 common shares in thousands)            1999          1998        1999          1998
----------------------------------   -----------   ----------  -----------   ---------
Selected key data

Diluted earnings per common share:
  Operating                             $.45 (a)      $.40        $.88 (a)      $.79
  Tangible operating (b)                 .50 (a)       .45         .99 (a)       .89
  Reported                               .45           .40         .93           .79

Net income applicable to common stock:
  Operating                             $236 (a)      $215        $467 (a)      $421
  Tangible operating (b)                 266 (a)       243         526 (a)       474
  Reported                               238           215         492           421

Return on common equity (annualized):
  Operating                             21.4% (a)     20.8%       21.2% (a)     21.2%
  Tangible operating (b)                41.1  (a)     44.1        40.8  (a)     41.3
  Reported                              21.6          20.8        22.3          21.2

Return on assets (annualized):
  Operating                             1.90% (a)     1.79%       1.87% (a)     1.84%
  Tangible operating (b)                2.23  (a)     2.12        2.19  (a)     2.14
  Reported                              1.92          1.79        1.97          1.84

Shareholders' equity to assets:
  Reported                              8.77%         8.92%       8.77%         8.92%
  Tangible (b)                          5.29          5.22        5.29          5.22

--------------------------------------------------------------------------------------

Fee revenue as a percentage
 of net interest and fee
 revenue (FTE)                            69%           66%         68%           66%
Efficiency ratio excluding
 amortization of intangibles              62% (c)       63%         62% (c)       63%

Average common shares and
equivalents outstanding:
  Basic                              518,273       520,990     520,846       518,226
  Diluted                            525,712       531,696     528,516       529,036

--------------------------------------------------------------------------------------

                                  - continued -

Mellon Reports Earnings
July 20, 1999
Page 14

                                 SUMMARY DATA
                            Mellon Bank Corporation
                                  (continued)

                                        Quarter ended           Six months ended
                                           June 30,                  June 30,
                                    ---------------------     ---------------------
(dollar amounts in millions)           1999          1998        1999          1998
----------------------------        -------       -------     -------       -------
Average balances for the period
-------------------------------

Money market investments            $ 1,445       $ 1,597     $ 1,365       $ 1,654
Trading account securities              414           239         353           240
Securities                            6,652         5,596       6,709         5,450
Loans                                30,504        30,302      30,983        29,848
Total interest-earning assets        39,015        37,734      39,410        37,192
Total assets                         49,766        47,965      50,219        47,102
Total tangible assets (b)            47,878        46,057      48,314        45,419
Deposits                             33,358        33,548      33,721        33,139
Total interest-bearing
 liabilities                         31,634        31,145      32,226        30,251
Total shareholders' equity            4,417         4,126       4,442         4,050
Tangible common shareholders'
 equity (b)                           2,591         2,218       2,600         2,317

-----------------------------------------------------------------------------------

(a) For the quarter ended June 30, 1999, operating and tangible operating results exclude a $38 million after-tax net gain from divestitures and $36 million of nonrecurring expenses after taxes. The first quarter of 1999 excludes a $49 million after-tax net gain from divestitures and a $26 million after-tax charge for the cumulative effect of a change in accounting principle.
(b) Excludes the after-tax impact of the amortization of goodwill and other intangibles from purchase acquisitions. In addition, beginning December 31, 1998, the amount of goodwill and other identified intangibles subtracted from common equity and total assets is net of any tax benefit. Prior-period ratios and amounts were restated.
(c) Also excludes $56 million of nonrecurring expenses recorded in the second quarter of 1999.

Note: All calculations are based on unrounded numbers. In addition, per common share amounts and average shares outstanding have been restated to reflect the two-for-one common stock split distributed on May 17, 1999.

Mellon Reports Earnings
July 20, 1999
Page 15

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation

                                         Quarter ended            Six months ended
                                            June 30,                   June 30,
(in millions, except                   ------------------        ------------------
 per share amounts)                       1999       1998           1999       1998
------------------------------------   -------    -------        -------    -------
Interest revenue
----------------
Interest and fees on loans (loan
 fees of $15, $17, $31 and $34)          $ 555      $ 606         $1,135     $1,183
Interest-bearing deposits with banks         9          6             18         15
Federal funds sold and securities
 under resale agreements                     5         12             14         25
Other money market investments               -          3              1          4
Trading account securities                   5          3              9          7
Securities                                 106         93            214        183
                                         -----      -----         ------     ------
     Total interest revenue                680        723          1,391      1,417

Interest expense
----------------
Interest on deposits                       207        240            428        469
Federal funds purchased and
 securities under repurchase
 agreements                                 23         30             60         54
Other short-term borrowings                 34         30             63         58
Notes and debentures                        55         52            110        100
                                         -----      -----         ------     ------
     Total interest expense                319        352            661        681
                                         -----      -----         ------     ------
     Net interest revenue                  361        371            730        736
Provision for credit losses                 10         15             25         30
                                         -----      -----         ------     ------
     Net interest revenue after
      provision for credit losses          351        356            705        706

Noninterest revenue
-------------------
Trust and investment fee revenue           508        429            996        825
Cash management and deposit
 transaction charges                        70         65            136        126
Mortgage servicing fees                     51         53            103        108
Foreign currency and securities
 trading revenue                            45         38             88         79
Credit card fees                             -         23             18         47
Other                                      113        104            235        225
                                         -----      -----         ------     ------
     Total fee revenue                     787        712          1,576      1,410
Net gain from divestitures                  59          -            142          -
Gains on sales of securities                 -          1              -          1
                                         -----      -----         ------     ------
     Total noninterest revenue             846        713          1,718      1,411

Operating expense
-----------------
Staff expense                              397        355            788        712
Professional, legal and other
 purchased services                         73         67            144        128
Net occupancy expense                       64         59            125        115
Equipment expense                           63         41            104         80
Amortization of mortgage
 servicing assets and purchased
 credit card relationships                  37         44             79         89
Amortization of goodwill and
 other intangible assets                    37         35             74         65
Other expense                              138        120            255        229
Trust-preferred securities expense          19         19             39         39
Net revenue from acquired property          (5)        (2)            (5)        (3)
                                         -----      -----         ------     ------
     Total operating expense               823        738          1,603      1,454
                                         -----      -----         ------     ------

                                  - continued -

Mellon Reports Earnings
July 20, 1999
Page 16

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation
                                  (continued)

                                         Quarter ended            Six months ended
(in millions, except                        June 30,                   June 30,
                                       ------------------        ------------------
 per share amounts)                       1999       1998           1999       1998
-------------------------              -------    -------        -------    -------
     Income before income taxes
      and cumulative effect of
      accounting change                    374        331            820        663
Provision for income taxes                 136        116            302        233
                                         -----      -----          -----      -----
     Income before cumulative effect
      of accounting change                 238        215            518        430
Cumulative effect of
 accounting change                           -          -            (26)         -
                                         -----      -----          -----      -----
     Net income                            238        215            492        430
Dividends on preferred stock                 -          -              -          9
                                         -----      -----          -----      -----
     Net income applicable to
      common stock                       $ 238      $ 215          $ 492      $ 421
                                         =====      =====          =====      =====

Earnings per share (a)
------------------
Basic net income per common share:

Income before cumulative effect
 of accounting change                    $ .45      $ .41          $ .99      $ .81
Cumulative effect of
 accounting change                           -          -           (.05)         -
                                         -----      -----          -----      -----
Net income                               $ .45      $ .41          $ .94      $ .81
                                         =====      =====          =====      =====

Diluted net income per common share:

Income before cumulative effect
 of accounting change                    $ .45      $ .40          $ .98      $ .79
Cumulative effect of
 accounting change                           -          -           (.05)         -
                                         -----      -----          -----      -----
Net income                               $ .45      $ .40          $ .93      $ .79
                                         =====      =====          =====      =====

-----------------------
(a) Per common share amounts have been restated to reflect the two-for-one common stock split distributed on May 17, 1999.

Mellon Reports Earnings
July 20, 1999
Page 17

                     CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation

                                   June 30,    March 31,      Dec. 31,      June 30,
(dollar amounts in millions)           1999         1999          1998          1998
----------------------------       --------    ---------      --------      ---------
Assets
------
Cash and due from banks             $ 3,140      $ 3,011       $ 2,926       $ 2,993
Money market investments              1,075          939           798           882
Trading account securities              318          242           193           126
Securities available for sale         5,241        5,451         5,373         3,957
Investment securities (approximate
 fair value of $1,332, $1,443,
 $1,634 and $1,899)                   1,330        1,421         1,602         1,861
Loans, net of unearned discount
  of $70, $57, $54 and $68           30,544       30,554        32,093        30,654
Reserve for credit losses              (409)        (410)         (496)         (498)
                                    -------       ------        ------        ------
     Net loans                       30,135       30,144        31,597        30,156
Premises and equipment                  552          561           569           559
Acquired property, net of
 reserves of $4, $5, $5 and $9           21           34            37            63
Goodwill and other intangibles        2,237        2,276         2,313         2,156
Mortgage servicing assets and
 purchased credit card
 relationships                        1,069        1,098         1,132         1,010
Other assets                          3,970        4,207         4,237         3,685
                                    -------      -------       -------       -------
     Total assets                   $49,088      $49,384       $50,777       $47,448
                                    =======      =======       =======       =======


Liabilities
-----------
Deposits in domestic offices        $29,574      $30,419       $31,269       $30,230
Deposits in foreign offices           3,401        2,929         3,114         2,967
Short-term borrowings                 4,765        4,023         4,942         3,901
Other liabilities                     2,751        3,117         2,637         2,122
Notes and debentures (with original
 maturities over one year)            3,303        3,403         3,303         3,003
                                    -------      -------       -------       -------
     Total liabilities               43,794       43,891        45,265        42,223

Trust-preferred securities
--------------------------
Guaranteed preferred beneficial
 interests in Corporation's junior
 subordinated deferrable interest
 debentures                             991          991           991           991

Shareholders' equity
--------------------
Common stock - $.50 par value
 Authorized - 800,000,000 shares
 Issued - 588,661,920 (a);
  294,330,960; 294,330,960; and
  294,330,960 shares                    294          147           147           147
Additional paid-in capital            1,765        1,907         1,887         1,879
Retained earnings                     3,587        3,468         3,353         3,124
Accumulated unrealized (loss)
 gain, net of tax                       (90)         (15)           25            19
Treasury stock of 74,450,718 (a);
 33,798,582; 32,407,960; and
 33,623,356 shares at cost           (1,253)      (1,005)         (891)         (935)
                                    -------      -------       -------       -------
   Total shareholders' equity         4,303        4,502         4,521         4,234
                                    -------      -------       -------       -------
   Total liabilities, trust-
    preferred securities and
    shareholders' equity            $49,088      $49,384       $50,777       $47,448
                                    =======      =======       =======       =======

-----------------------
(a) Reflects the two-for-one common stock split distributed on May 17, 1999.

Mellon Reports Earnings
July 20, 1999
Page 18

                                 SUMMARY DATA
                            Mellon Bank Corporation
                              Five Quarter Trend

(dollar amounts in millions,                    Quarter ended
                             --------------------------------------------------------------
 except per share amounts;            June 30,   March 31,   Dec. 31,   Sept. 30,   June 30,
 common shares in thousands)             1999        1999       1998        1998       1998
-------------------------------------------------------------------------------------------

Selected key data
-----------------
Diluted earnings per common share:
  Operating                              $.45 (a)    $.43 (a)   $.42        $.41       $.40
  Tangible operating (b)                  .50 (a)     .49 (a)    .47         .47        .45
  Reported                                .45         .48        .42         .41        .40

Net income applicable to common stock:
  Operating                              $236 (a)    $231 (a)   $222        $218       $215
  Tangible operating (b)                  266 (a)     260 (a)    252         246        243
  Reported                                238         254        222         218        215

Return on common equity (annualized):
  Operating                              21.4% (a)   20.9% (a)  20.1%       20.3%      20.8%
  Tangible operating (b)                 41.1  (a)   40.4  (a)  40.2        40.2       44.1
  Reported                               21.6        23.1       20.1        20.3       20.8

Return on assets (annualized):
  Operating                              1.90% (a)   1.84% (a)  1.76%       1.81%      1.79%
  Tangible operating (b)                 2.23  (a)   2.16  (a)  2.07        2.11       2.12
  Reported                               1.92        2.03       1.76        1.81       1.79

Shareholders' equity to assets:
  Reported                               8.77%       9.12%      8.90%       9.03%      8.92%
  Tangible (b)                           5.29        5.60       5.41        5.47       5.22
--------------------------------------------------------------------------------------------

Fee revenue as a percentage
 of net interest and fee
 revenue (FTE)                             69%         68%        68%         66%        66%
Efficiency ratio excluding
 amortization of intangibles               62% (c)     62%        65%         62%        63%

Average common shares and
 equivalents outstanding:
  Basic                               518,273     523,448    523,082     522,156    520,990
  Diluted                             525,712     531,288    531,496     531,548    531,696
--------------------------------------------------------------------------------------------


                                 - continued -

Mellon Reports Earnings
July 20, 1999
Page 19

                                 SUMMARY DATA
                            Mellon Bank Corporation
                              Five Quarter Trend
                                  (continued)

                                                   Quarter ended
                              --------------------------------------------------------
                                 June 30,  March 31,   Dec. 31,   Sept. 30,   June 30,
(dollar amounts in millions)         1999       1999       1998        1998       1998
--------------------------------------------------------------------------------------

Average balances for the period
-------------------------------
Money market investments          $ 1,445    $ 1,286    $ 1,525     $ 1,351    $ 1,597
Trading account securities            414        291        258         266        239
Securities                          6,652      6,767      6,141       5,754      5,596
Loans                              30,504     31,467     31,503      30,426     30,302
Total interest-earning assets      39,015     39,811     39,427      37,797     37,734
Total assets                       49,766     50,677     50,110      47,937     47,965
Total tangible assets (b)          47,878     48,755     48,153      46,096     46,057
Deposits                           33,358     34,087     34,492      33,399     33,548
Total interest-bearing
 liabilities                       31,634     32,825     32,406      31,104     31,145
Total shareholders' equity          4,417      4,469      4,391       4,265      4,126
Tangible shareholders'
 equity (b)                         2,591      2,608      2,487       2,424      2,218
--------------------------------------------------------------------------------------

(a) For the quarter ended June 30, 1999, operating and tangible operating results exclude a $38 million after-tax net gain from divestitures and $36 million of nonrecurring expenses after taxes. The first quarter of 1999 excludes a $49 million after-tax net gain from divestitures and a $26 million after-tax charge for the cumulative effect of a change in accounting principle.
(b) Excludes the after-tax impact of the amortization of goodwill and other intangibles from purchase acquisitions. In addition, beginning December 31, 1998, the amount of goodwill and other identified intangibles subtracted from common equity and total assets is net of any tax benefit. Prior-period ratios and amounts were restated.
(c) Also excludes $56 million of nonrecurring expenses recorded in the second quarter of 1999.

Note: All calculations are based on unrounded numbers. In addition, per common share amounts and average shares outstanding have been restated to reflect the two-for-one common stock split distributed on May 17, 1999.

Mellon Reports Earnings
July 20, 1999
Page 20

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation
                              Five Quarter Trend

                                                                            Quarter ended
                                                       ---------------------------------------------------
(in millions, except per                               June 30,  March 31,  Dec. 31,  Sept. 30,   June 30,
 share amounts)                                            1999       1999      1998       1998       1998
------------------------------------                   --------- ---------  --------  ---------   --------
Interest revenue
----------------
Interest and fees on loans (loan
 fees of $15, $16, $18, $21 and $17)                   $    555  $     580  $    614  $     616   $    606
Interest-bearing deposits with banks                          9          9        10          8          6
Federal funds sold and securities
 under resale agreements                                      5          9        12         12         12
Other money market investments                                -          1         1          1          3
Trading account securities                                    5          4         4          4          3
Securities                                                  106        108        98         95         93
                                                       --------- ---------  --------  ---------   --------
     Total interest revenue                                 680        711       739        736        723

Interest expense
----------------
Interest on deposits                                        207        221       243        248        240
Federal funds purchased and
 securities under repurchase
 agreements                                                  23         37        34         35         30
Other short-term borrowings                                  34         29        29         27         30
Notes and debentures                                         55         55        53         51         52
                                                       --------- ---------  --------  ---------   --------
     Total interest expense                                 319        342       359        361        352
                                                       --------- ---------  --------  ---------   --------
     Net interest revenue                                   361        369       380        375        371
Provision for credit losses                                  10         15        15         15         15
                                                       --------- ---------  --------  ---------   --------
     Net interest revenue after
      provision for credit losses                           351        354       365        360        356

Noninterest revenue
-------------------
Trust and investment fee revenue                            508        488       465        432        429
Cash management and deposit
 transaction charges                                         70         66        70         66         65
Mortgage servicing fees                                      51         52        48         44         53
Foreign currency and securities
 trading revenue                                             45         43        47         39         38
Credit card fees                                              -         18        22         23         23
Other                                                       113        122       147        108        104
                                                       --------- ---------  --------  ---------   --------
     Total fee revenue                                      787        789       799        712        712
Net gain from divestitures                                   59         83         -          -          -
Gains on sales of securities                                  -          -         -          -          1
                                                       --------- ---------  --------  ---------   --------
     Total noninterest revenue                              846        872       799        712        713

Operating expense
-----------------
Staff expense                                               397        391       386        358        355
Professional, legal and other
 purchased services                                          73         71        97         72         67
Net occupancy expense                                        64         61        63         59         59
Equipment expense                                            63         41        59         42         41
Amortization of mortgage
 servicing assets and purchased
 credit card relationships                                   37         42        47         43         44
Amortization of goodwill and
 other intangible assets                                     37         37        37         35         35
Other expense                                               138        117       116        108        120
Trust-preferred securities expense                           19         20        20         20         19
Net revenue from acquired property                           (5)         -         -         (3)        (2)
                                                       --------- ---------  --------  ---------   --------
     Total operating expense                                823        780       825        734        738
                                                       --------- ---------  --------  ---------   --------

                                 - continued -

Mellon Reports Earnings
July 20, 1999
Page 21

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation
                              Five Quarter Trend
                                  (continued)

                                                                   Quarter ended
                                                  --------------------------------------------------
(in millions, except per                          June 30,  March 31,  Dec. 31,  Sept. 30,  June 30,
 share amounts)                                      1999        1999      1998       1998     1998
--------------------------                        --------  ---------  --------  ---------  --------
     Income before income taxes
      and cumulative effect of
      accounting change                               374         446      339        338       331
Provision for income taxes                            136         166      117        120       116
                                                  --------  ---------  --------  ---------  --------
     Income before cumulative effect
      of accounting change                            238         280      222        218       215
Cumulative effect of
 accounting change                                      -         (26)       -          -         -
                                                  --------  ---------  --------  ---------  --------
     Net income                                       238         254      222        218       215
Dividends on preferred stock                            -           -        -          -         -
                                                  --------  ---------  --------  ---------  --------
     Net income applicable to
      common stock                                $   238   $     254  $   222   $    218   $   215
                                                  ========  =========  ========  =========  ========

Earnings per share (a)
------------------
Basic net income per common share:

Income before cumulative effect
 of accounting change                             $   .45   $     .54  $   .42   $    .42   $   .41
Cumulative effect of
 accounting change                                      -        (.05)       -          -         -
                                                  ========  =========  ========  =========  ========
Net income                                        $   .45   $     .49  $   .42   $    .42   $   .41
                                                  ========  =========  ========  =========  ========

Diluted net income per common share:

Income before cumulative effect
 of accounting change                             $   .45   $     .53  $   .42   $    .41   $   .40
Cumulative effect of
 accounting change                                      -        (.05)       -          -         -
                                                  ========  =========  ========  =========  ========
Net income                                        $   .45   $     .48  $   .42   $    .41   $   .40
                                                  ========  =========  ========  =========  ========

________________________
(a) Per common share amounts have been restated to reflect the two-for-one common stock split distributed on May 17, 1999.